UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 19, 2008

Franklin Electronic Publishers, Incorporated

(Exact name of registrant as specified in its charter)

Pennsylvania	1-13198	22-2476703
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Franklin Plaza, Burlington, New Jersey		08016-4907
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (609)386-2500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

In order to comply with the provisions of Section 409A of the Internal Revenue Code, as amended (“Section 409A”), on December 23, 2008, the Stock Option and Compensation Committee of Franklin Electronic Publishers, Incorporated (the “Registrant”) approved a revised Executive Severance Protection. The revisions to the Executive Severance Protection provide that any amounts paid thereunder shall be paid in a lump sum amount six months from the date of termination of employment following a Change of Control provided, however, that if at the terminate date the common stock of the Registrant and its controlled group members is no longer traded on an established securities market or otherwise, then such cash lump sum payment shall be made on the termination date. The definition of “Change of Control” was revised as follows: (i) the accumulation by a party or more than one party acting as a group (other than Bermuda Trust Co. Ltd. As trustee for James Simons) of common stock possessing thirty percent (30%) or more of the total voting power of the stock of the Company; or (ii) a sale of all or substantially all of the assets of the Company. The Executive Severance Protection is attached hereto as Exhibit 10.1 and is incorporated herein by reference. It does not apply to executives who have employment agreements with the Registrant, and will apply to the Registrant’s Chief Executive Officer.

In order to comply with the provisions of Section 409A and to add a provision for certain payments to Frank Musto, Vice President, Chief Financial Officer, Treasurer and Secretary of the Registrant and Toshihide Hokari, Senior Vice President and Chief Operating Officer of the Registrant upon a Change of Control (as defined therein) of the Registrant, on December 19, 2008, the Registrant entered into amendments to the Employment Letters of Mr. Musto and Mr. Hokari. Mr. Musto’s and Mr. Hokari’s respective employment agreement were amended to provide that in the event of a “Change of Control” of the Registrant during their respective employment by the Registrant, they will be entitled to payment(s) in an amount up to the amount of their respective annual salaries under their respective Employment Letters payable as follows: 50% upon the occurrence of a “Change of Control” and 50% in the event of any termination of Mr. Musto’s or Mr. Hokari’s respective employment (including “Constructive Termination”) by the Registrant or the acquiring or successor entity within one year after the Change of Control (except discharge for “Cause” or death). Any such payment(s) shall be made in a lump sum five (5) days following such Change of Control or termination.

Additionally, the amendments to Mr. Musto’s and Mr. Hokari’s respective Employment Letters provide that (i) upon a Change of Control, any stock options held by them shall fully vest immediately; and (ii) upon a termination (as defined above) following a Change of Control, their medical, dental and life insurance coverage (to the extent not taxable to them) shall continue at the Registrant’s sole cost for twelve months following separation from service or, if earlier, the date that they obtain comparable insurance coverage in connection with new employment.

The amendment to Mr. Musto’s Employment Letter is attached hereto as Exhibit 10.2 and is incorporated herein by reference. The amendment to Mr. Hokari’s Employment Letter is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

Exhibits:
10.1	Executive Severance Protection
10.2	Amendment to Employment Letter of Frank Musto dated as of December 19, 2008
10.3	Amendment to Employment Letter of Toshihide Hokari dated as of December 19, 2008

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Franklin Electronic Publishers, Incorporated

Date: December 24, 2008	By:	/s/ Frank A. Musto
	Name:	Frank A. Musto
	Title:	Vice President, Chief Financial Officer